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EXHIBIT 23.2


  MOORE STEPHENS
  ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada  V6J 1G1
Telephone: (604) 737-8117  Facsimile: (604) 714-5916
Website:   www.ellisfoster.com

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 7, 2004 in the Registration Statement and the related Prospectus of MIV Therapeutics, Inc. for the registration of up to 36,619,578 shares of its common stock and 5,641,941 transferable common stock purchase warrants.




Vancouver, British Columbia, Canada         /S/ MOORE STEPHENS ELLIS FOSTER LTD.
July 14, 2006                                       Chartered Accountants




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MSEF - A PARTNERSHIP OF INCORPORATED PROFESSIONALS
    AN INDEPENDENTLY OWNED AND OPERATED MEMBER OF MOORE STEPHENS NORTH AMERICA INC., A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED
    - MEMBERS IN PRINCIPAL CITIES THROUGHOUT THE WORLD